Exhibit 99.1

Contact:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
1TUTiffany.Louder@AllianceData.com

UMedia
Shelley Whiddon
Alliance Data
214-494-3811
1TUShelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES PRIVATE LABEL
PERFORMANCE UPDATE FOR JANUARY 2015

Dallas, TX, February 17, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today provided an update on its Private Label segment.

In conjunction with the release of the Company's Master Trust Monthly Noteholder's Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company's total managed portfolio, and the Company believes the information presented below provides a more complete view of the Private Label segment.

	For the month ended	For the month ended
	January 31, 2015	January 31, 2014
	(dollars in thousands)
Average receivables	$10,922,468	$8,253,453
Year over year change in average receivables	32%	15%
Net charge-offs	$42,399	$35,007
Net charge-offs as a percentage of average receivables	4.7%	5.1%
Pro forma charge-offs as a percentage of average receivablesP(1)P	5.0%	5.2%

	As of	As of
	January 31, 2015	January 31,2014
	(dollars in thousands)
30 days + delinquencies - principal	$437,958	$336,117
Period ended receivables - principal	$10,415,845	$7,794,356
Delinquency rate	4.2%	4.3%

 (1)  Included in the pro forma net charge-off rate are those losses associated with purchased credit card receivables. Under GAAP, losses associated with purchased credit card receivables are reflected in the fair value of the purchased credit card receivables and not reported as net charge-offs. The Company believes that it is meaningful to investors to see the net charge-off rate that includes losses on these acquired credit card receivables as it is more indicative of a normalized loss rate.

Alliance Data Systems Corporation
February 17, 2015

About Alliance Data

Alliance DataP®P (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 15,000 associates at more than 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of 1TUWorld's Most Admired CompaniesU1T.

Alliance Data consists of three businesses: 1TUAlliance Data Retail ServicesU1T, a leading provider of marketing-driven credit solutions; 1TUEpsilonU1TP®P, a leading provider of multichannel, data-driven technologies and marketing services; and 1TULoyaltyOneU1TP®P, which owns and operates the 1TUAIR MILESU1TP®P Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, 1TUwww.alliancedata.comU1T, or follow us on Twitter via 1TU@AllianceDataU1T.

Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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